Exhibit 23.1

Clyde  Bailey,  P.C.
Certified  Public  Accountant
10924  Vance  Jackson  #404
San  Antonio,  Texas  78230


July  22,  2005

To  the  Board  of  Directors  of
Jane  Butel  Corporation
400  Gold  Avenue  SW,  Suite  750
Albuquerque,  New  Mexico  87102

Gentlemen:

We hereby consent to the use of our audit report dated August 20, 2004 of Jane Butel Corporation for the year ended June 30, 2004 in the Form S-8 of Jane Butel Corporation dated July 22, 2005.


/s/  Clyde  Bailey
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Clyde  Bailey,  P.C.